Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
VP, Corporate Development & IR
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces Fourth Quarter and Full Year 2024 Results

•Quarterly revenue of $417M, operating income of $3.6M and EPS of $(0.02)
•Full year revenue of $1.95B and adjusted EPS of $1.22 demonstrates improved portfolio resilience
•Recent key leadership additions strengthen culture to allow more rapid strategic advancement
•Total backlog up sequentially to $1.2 billion
•2025 Outlook initiated with midpoints of $2.0 billion revenue and diluted earnings per share of $0.95

LAFAYETTE, Ind. – January 29, 2025 – Wabash (NYSE: WNC), a leader in end-to-end supply chain solutions for the transportation, logistics and infrastructure markets, today reported results for the quarter and full year ended December 31, 2024.
For the fourth quarter of 2024, net sales were $416.8 million. Operating income was $3.6 million, or 0.9% of sales. Net loss attributable to common stockholders was $1.0 million, or $(0.02) per diluted share. For the full year 2024, revenue totaled $1.95 billion with operating loss of $356.1 million or non-GAAP adjusted operating income of $94 million, representing 4.8% of sales. Full year net loss attributable to common stockholders was $284.1 million, or $(6.40) per diluted share. On a non-GAAP adjusted basis, full year net income was $54.7 million, or $1.22 per diluted share. Adjusted EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter of 2024 was $21.1 million, or 5.1% of net sales, and full year adjusted EBITDA was $162.7 million, or 8.4% of net sales.
Total Company backlog as of December 31, 2024 was approximately $1.2 billion, which represents an increase compared to the prior quarter. Backlog expected to be shipped within the following 12-months was $813 million as of December 31, 2024 - a greater than $100 million increase from the prior quarter.
“During 2024, we continued to build on our record setting financial and strategic accomplishments of 2023 by demonstrating improved resilience during an industry down-cycle and maintaining a forward posture by continuing to invest in strategic growth in a manner that's unprecedented relative to market conditions," explained Brent Yeagy, President and Chief Executive Officer. "With significant leadership additions completed during 2024, our organization and our people are positioned to sustainably grow the company's base of recurring revenue by delivering value to our customers leveraging the intersection between physical and digital technologies.”
Outlook
For the full year ending December 31, 2025, the Company has issued guidance with sales in the range of $1.9 billion to $2.1 billion with a midpoint of $2.0 billion and earnings per diluted share of $0.85 to $1.05 with a midpoint of $0.95.

Mr. Yeagy continued, “While our backlog grew sequentially in the fourth quarter, we expect customer orders to be more evenly distributed throughout the year compared to typical seasonal patterns. Consequently, we've taken a measured approach to our initial financial outlook. It's also worth noting that the areas of our business we anticipate the strongest performance in 2025 - Truck Bodies and Parts & Services - traditionally operate with relatively modest backlogs and convert orders to revenue quickly. Overall, we see 2025 as a transitional year, paving the way for improving market conditions as well as providing opportunity for continued advancement on our journey to increase value for customers leveraging all facets of our expanding portfolio and ecosystem.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2024 and 2023. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended December 31,	2024	2023
Units Shipped
New trailers	6,770	10,075
New truck bodies	3,010	4,075
Used trailers	35	35

	Transportation Solutions		Parts & Services
Three Months Ended December 31,	2024	2023	2024	2023
	(Unaudited, dollars in thousands)
Net sales	$370,494	$546,981	$48,603	$55,226
Gross profit	$34,880	$94,766	$8,079	$13,457
Gross profit margin	9.4%	17.3%	16.6%	24.4%
Income from operations	$17,942	$74,593	$4,494	$10,145
Income from operations margin	4.8%	13.6%	9.2%	18.4%
Transportation Solutions’ net sales for the fourth quarter were $370.5 million, a decrease of 32.3% compared to the prior year quarter. During the quarter, operating income was $17.9 million, or 4.8% of sales.
Parts & Services' net sales for the fourth quarter were $48.6 million, an decrease of 12.0% compared to the prior year quarter. Operating income was $4.5 million, or 9.2% of sales during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including adjusted EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash provided by operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income (loss) and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income (loss) margin is calculated by dividing adjusted operating income (loss) by total net sales. A reconciliation of adjusted operating income (loss) to operating income (loss), the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net (loss) income attributable to common stockholders and adjusted diluted earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net (loss) income and diluted net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share to net (loss) income attributable to common stockholders and diluted (loss) earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA and margin, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Adjusted EBITDA, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Fourth Quarter 2024 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, January 29, 2025 beginning at 12:00 p.m. EST. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.onewabash.com. The conference call will also be accessible by dialing (800) 715-9871, conference ID 9986205. A replay of the call will be available on the site shortly after the conclusion of the presentation.

About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the risks related to the Missouri product liability action and the unfavorable jury verdict, the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$115,484	$179,271
Accounts receivable, net	143,946	182,990
Inventories, net	258,825	267,635
Prepaid expenses and other	76,233	51,457
Total current assets	594,488	681,353
Property, plant, and equipment, net	339,247	325,444
Deferred income taxes	94,873	—
Goodwill	188,441	188,409
Intangible assets, net	74,445	86,418
Investment in unconsolidated entities	7,250	1,647
Other assets	112,785	79,543
Total assets	$1,411,529	$1,362,814
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	146,738	156,608
Other accrued liabilities	161,671	195,601
Total current liabilities	308,409	352,209
Long-term debt	397,142	396,465
Deferred income taxes	—	17,013
Other non-current liabilities	516,152	47,028
Total liabilities	1,221,703	812,715
Commitments and contingencies
Noncontrolling interest	996	603
Wabash National Corporation stockholders' equity:
Common stock, $0.01 par value: 200,000,000 shares authorized; 42,882,308 and 45,393,260 shares outstanding, respectively	781	774
Additional paid-in capital	689,216	677,886
Retained earnings	105,633	403,923
Accumulated other comprehensive loss	(3,229)	(428)
Treasury stock, at cost: 35,253,494 and 32,128,755 common shares, respectively	(603,571)	(532,659)
Total Wabash National Corporation stockholders' equity	188,830	549,496
Total liabilities, noncontrolling interest, and equity	$1,411,529	$1,362,814

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net sales	$416,814	$596,100	$1,946,740	$2,536,500
Cost of sales	373,855	487,877	1,681,668	2,038,313
Gross profit	42,959	108,223	265,072	498,187
General and administrative expenses	30,991	37,464	580,684	146,658
Selling expenses	5,932	6,368	28,035	26,532
Amortization of intangible assets	2,912	3,203	11,973	12,813
Impairment and other, net	(462)	86	484	235
Income (loss) from operations	3,586	61,102	(356,104)	311,949
Other income (expense):
Interest expense	(4,945)	(4,941)	(19,839)	(19,854)
Other, net	869	1,687	5,434	3,393
Other expense, net	(4,076)	(3,254)	(14,405)	(16,461)
Loss from unconsolidated entity	(1,511)	(803)	(6,089)	(803)
(Loss) income before income tax expense	(2,001)	57,045	(376,598)	294,685
Income tax (benefit) expense	(1,308)	6,541	(93,523)	62,830
Net (loss) income	(693)	50,504	(283,075)	231,855
Net income attributable to noncontrolling interest	337	122	996	603
Net (loss) income attributable to common stockholders	$(1,030)	$50,382	$(284,071)	$231,252

Net (loss) income attributable to common stockholders per share:
Basic	$(0.02)	$1.10	$(6.40)	$4.92
Diluted	$(0.02)	$1.07	$(6.40)	$4.81
Weighted average common shares outstanding (in thousands):
Basic	43,343	45,938	44,359	47,011
Diluted	43,343	46,931	44,359	48,030

Dividends declared per share	$0.08	$0.08	$0.32	$0.32

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(283,075)	$231,855
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	45,012	32,507
Amortization of intangibles	11,973	12,813
Net (gain) loss on sale of property, plant and equipment and business divestiture	(493)	235
Deferred income taxes	(111,683)	(13,459)
Stock-based compensation	11,309	11,799
Non-cash interest expense	962	946
Equity in loss of unconsolidated entity	6,089	803
Impairment	994	—
Accounts receivable	39,044	72,587
Inventories	8,810	(23,765)
Prepaid expenses and other	4,020	(10,727)
Accounts payable and accrued liabilities	(68,687)	5,775
Other, net	452,997	(1,763)
Net cash provided by operating activities	117,272	319,606
Cash flows from investing activities:
Cash payments for capital expenditures	(72,188)	(98,093)
Expenditures for revenue generating assets	(6,948)	(5,650)
Proceeds from sale of assets and business divestiture	4,448	154
Investment in unconsolidated entities	(20,100)	(2,450)
Net cash used in investing activities	(94,788)	(106,039)
Cash flows from financing activities:
Proceeds from exercise of stock options	28	155
Dividends paid	(14,779)	(15,861)
Borrowings under revolving credit facilities	884	104,199
Payments under revolving credit facilities	(884)	(104,199)
Debt issuance costs paid	(5)	(117)
Stock repurchases	(70,912)	(76,206)
Distribution to noncontrolling interest	(603)	(512)
Net cash used in financing activities	(86,271)	(92,541)
Cash, cash equivalents, and restricted cash:
Net (decrease) increase in cash, cash equivalents, and restricted cash	(63,787)	121,026
Cash, cash equivalents, and restricted cash at beginning of period	179,271	58,245
Cash, cash equivalents, and restricted cash at end of period	$115,484	$179,271
Supplemental disclosures of cash flow information:
Cash paid for interest	$18,786	$18,938
Net cash paid for income taxes	$29,831	$82,589
Period end balance of payables for property, plant, and equipment	$5,915	$11,662

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended December 31,	2024	2023
Units Shipped
New trailers	6,770	10,075
New truck bodies	3,010	4,075
Used trailers	35	35

Three Months Ended December 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2024
New trailers	$278,022	$—	$(816)	$277,206
Used trailers	—	1,128	—	1,128
Components, parts and service	—	26,943	—	26,943
Equipment and other	92,472	20,532	(1,467)	111,537
Total net external sales	$370,494	$48,603	$(2,283)	$416,814
Gross profit	$34,880	$8,079	$—	$42,959
Income (loss) from operations	$17,942	$4,494	$(18,850)	$3,586
Adjusted income (loss) from operations[1]	$17,942	$4,494	$(18,850)	$3,586

2023
New trailers	$438,113	$—	$(1,321)	$436,792
Used trailers	—	2,582	—	2,582
Components, parts and service	—	34,689	—	34,689
Equipment and other	108,868	17,955	(4,786)	122,037
Total net external sales	$546,981	$55,226	$(6,107)	$596,100
Gross profit	$94,766	$13,457	$—	$108,223
Income (loss) from operations	$74,593	$10,145	$(23,636)	$61,102
Adjusted income (loss) from operations[1]	$74,593	$10,145	$(23,636)	$61,102

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Twelve Months Ended December 31,	2024	2023
Units Shipped
New trailers	32,100	44,450
New truck bodies	14,255	16,070
Used trailers	80	90

Twelve Months Ended December 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2024
New trailers	$1,335,902	$—	$(3,978)	$1,331,924
Used trailers	71	4,012	(71)	4,012
Components, parts and service	—	128,565	—	128,565
Equipment and other	419,160	72,485	(9,406)	482,239
Total net external sales	$1,755,133	$205,062	$(13,455)	$1,946,740
Gross profit	$217,618	$47,454	$—	$265,072
Income (loss) from operations	$148,277	$35,417	$(539,798)	$(356,104)
Adjusted income (loss) from operations[1]	$148,277	$35,417	$(89,798)	$93,896

2023
New trailers	$1,924,700	$—	$(5,901)	$1,918,799
Used trailers	—	4,978	—	4,978
Components, parts and service	—	148,256	—	148,256
Equipment and other	413,904	67,639	(17,076)	464,467
Total net external sales	$2,338,604	$220,873	$(22,977)	$2,536,500
Gross profit	$439,864	$58,323	$—	$498,187
Income (loss) from operations	$366,928	$44,649	$(99,628)	$311,949
Adjusted income (loss) from operations[1]	$366,928	$44,649	$(99,628)	$311,949

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT and COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Transportation Solutions
Income from operations	$17,942	$74,593	$148,277	$366,928
Adjustments:
N/A	—	—	—	—
Adjusted operating income	17,942	74,593	148,277	366,928
Adjusted operating income margin	4.8%	13.6%	8.4%	15.7%

Parts & Services
Income from operations	4,494	10,145	35,417	44,649
Adjustments:
N/A	—	—	—	—
Adjusted operating income	4,494	10,145	35,417	44,649
Adjusted operating income margin	9.2%	18.4%	17.3%	20.2%

Corporate
Loss from operations	(18,850)	(23,636)	(539,798)	(99,628)
Adjustments:
Missouri legal matter	—	—	450,000	—
Adjusted operating loss	(18,850)	(23,636)	(89,798)	(99,628)

Consolidated
Income from operations	3,586	61,102	(356,104)	311,949
Adjustments:
Missouri legal matter	—	—	450,000	—
Adjusted operating income	$3,586	$61,102	$93,896	$311,949
Adjusted operating income margin	0.9%	10.3%	4.8%	12.3%

1 Adjusted operating income (loss) and margin, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income (loss) margin is calculated by dividing adjusted operating income by total net sales.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1] :	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(693)	$50,504	$(283,075)	$231,855
Income tax (benefit) expense	(1,308)	6,541	(93,523)	62,830
Interest expense	4,945	4,941	19,839	19,854
Depreciation and amortization	16,591	12,635	56,985	45,320
Stock-based compensation	1,394	2,987	11,309	11,799
Missouri legal matter	—	—	450,000	—
Impairment and other, net	(462)	86	484	235
Other, net	(869)	(1,687)	(5,434)	(3,393)
Loss from unconsolidated entity	1,511	803	6,089	803
Adjusted EBITDA	$21,109	$76,810	$162,674	$369,303

Adjusted Net (Loss) Income Attributable to Common Stockholders[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net (loss) income attributable to common stockholders	$(1,030)	$50,382	$(284,071)	$231,252
Adjustments:
Missouri legal matter	—	—	450,000	—
Tax effect of aforementioned items	—	—	(111,213)	—
Adjusted net (loss) income attributable to common stockholders	$(1,030)	$50,382	$54,716	$231,252

Adjusted Diluted (Loss) Earnings Per Share[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Diluted (loss) earnings per share	$(0.02)	$1.07	$(6.40)	$4.81
Adjustments:
Missouri legal matter	—	—	10.14	—
Tax effect of aforementioned items	—	—	(2.52)	—
Adjusted diluted (loss) earnings per share	$(0.02)	$1.07	$1.22	$4.81

Weighted average diluted shares outstanding (in thousands)[3]	43,343	46,931	44,908	48,030

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment.
3 Weighted average diluted shares outstanding for the twelve months ended December 31, 2024 differ from the GAAP presentation on the Company's Consolidated Statement of Operations due to the Company being in a loss position on an unadjusted basis.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$80,884	$115,008	$117,272	$319,606
Cash payments for capital expenditures	(21,345)	(13,022)	(72,188)	(98,093)
Expenditures for revenue generating assets	(5,513)	(1,689)	(6,948)	(5,650)
Free cash flow[1]	$54,026	$100,297	$38,136	$215,863

1 Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures and expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended December 31	2024	2023	2024	2023
Income from operations	$17,942	$74,593	$4,494	$10,145
Depreciation and amortization	14,291	11,138	1,054	598
Impairment and other, net	(477)	86	14	—
Adjusted segment EBITDA	$31,756	$85,817	$5,562	$10,743

Adjusted segment EBITDA margin	8.6%	15.7%	11.4%	19.5%

	Transportation Solutions		Parts & Services
Twelve Months Ended December 31	2024	2023	2024	2023
Income from operations	$148,277	$366,928	$35,417	$44,649
Depreciation and amortization	49,987	40,443	2,681	2,201
Impairment and other, net	(518)	235	1	—
Adjusted segment EBITDA	$197,746	$407,606	$38,099	$46,850

Adjusted segment EBITDA Margin	11.3%	17.4%	18.6%	21.2%

1 Adjusted segment EBITDA and margin, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.